Exhibit 99.1

Five9 Surpasses $1 Billion in Annual Revenue Run Rate

21% Growth in LTM Enterprise Subscription Revenue
$126 Million in LTM Operating Cash Flow
SAN RAMON, Calif. - August 8, 2024 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the second quarter ended June 30, 2024.
Second Quarter 2024 Financial Results
•Revenue for the second quarter of 2024 increased 13% to a record $252.1 million, compared to $222.9 million for the second quarter of 2023.
•GAAP gross margin was 53.0% for the second quarter of 2024, compared to 53.2% for the second quarter of 2023.
•Adjusted gross margin was 60.5% for the second quarter of 2024, compared to 61.8% for the second quarter of 2023.
•GAAP net loss for the second quarter of 2024 was $(12.8) million, or $(0.17) per basic share, and (5.1)% of revenue, compared to GAAP net loss of $(21.7) million, or $(0.30) per basic share, and (9.8)% of revenue, for the second quarter of 2023.
•Non-GAAP net income for the second quarter of 2024 was $38.9 million, or $0.52 per diluted share, and 15.4% of revenue, compared to non-GAAP net income of $37.4 million, or $0.52 per diluted share, and 16.8% of revenue, for the second quarter of 2023.
•Adjusted EBITDA for the second quarter of 2024 was $41.8 million, or 16.6% of revenue, compared to $41.5 million, or 18.6% of revenue, for the second quarter of 2023.
•GAAP operating cash flow for the second quarter of 2024 was $19.9 million, compared to GAAP operating cash flow of $21.9 million for the second quarter of 2023.

“We are pleased to report strong second quarter results, achieving a key milestone with annual revenue run rate exceeding $1 billion, primarily driven by LTM enterprise subscription revenue growing 21% year-over-year. Adjusted EBITDA margin reached 17%, helping drive robust LTM operating cash flow of $126 million. As we look to the remainder of the year, we are reducing our annual revenue guidance by 3.8%, reflecting recent bookings trends and the uncertain economic conditions. We remain confident in our massive market opportunity and are committed to driving balanced growth and profitability.

Additionally, we are excited to announce our agreement to acquire Acqueon, which we believe will be a significant step in advancing our AI-powered CX platform and market reach. Also, our latest innovations to our Five9 Genius AI suite, including GenAI Studio and AI Knowledge, further demonstrate our leadership in AI. Our AI solutions are driving tangible business outcomes, enabling some of the world’s largest brands to elevate their customer experiences.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing macroeconomic conditions.
•For the full year 2024, Five9 now expects to report:
•Revenue in the range of $1.013 to $1.017 billion.
•GAAP net loss per share in the range of $(0.29) to $(0.19), assuming basic shares outstanding of approximately 74.5 million.
•Non-GAAP net income per share in the range of $2.25 to $2.29, assuming diluted shares outstanding of approximately 75.2 million.
•For the third quarter of 2024, Five9 expects to report:
•Revenue in the range of $254.5 to $255.5 million.
•GAAP net loss per share in the range of $(0.06) to $(0.01), assuming basic shares outstanding of approximately 74.9 million.
•Non-GAAP net income per share in the range of $0.57 to $0.59, assuming diluted shares outstanding of approximately 75.5 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its second quarter 2024 results today, August 8, 2024, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-

GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, and acquisition and related transaction costs and one-time integration costs. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, and gain on early extinguishment of debt. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9’s market opportunity and size and ability to capitalize on that opportunity, the Company’s commitment to drive balanced growth and profitability, the Company’s agreement to acquire Acqueon and, if the transaction closes, the anticipated benefits thereof, innovations in Five9’s GenAI solutions and the anticipated benefits thereof, Five9’s AI market position, and the third quarter and full year 2024 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including continued inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in Israel, and other factors, may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vii) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (viii) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be adversely affected; (ix) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (x) failure to adequately retain and expand our sales force will impede our growth; (xi) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (xii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks, may not be accepted by our customers, and may not result in sales that exceed lost revenue opportunities due to any decline in agent seats due to the use of AI solutions; (xiii) the use of AI by our workforce may present risks to our business; (xiv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business; (xv) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvi) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xvii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xviii) security breaches and improper access to, use of, or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xix) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xx) our proposed acquisition of Acqueon may not close, including if we are unable to obtain regulatory clearance in the U.S., (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xxiii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxviii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$175,699	$143,201
Marketable investments	930,639	587,096
Accounts receivable, net	104,382	97,424
Prepaid expenses and other current assets	41,760	34,622
Deferred contract acquisition costs, net	69,622	61,711
Total current assets	1,322,102	924,054
Property and equipment, net	124,600	108,572
Operating lease right-of-use assets	34,107	38,873
Finance lease right-of-use assets	3,653	4,564
Intangible assets, net	33,027	38,323
Goodwill	227,269	227,412
Other assets	17,755	16,199
Deferred contract acquisition costs, net — less current portion	147,867	136,571
Total assets	$1,910,380	$1,494,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,405	$24,399
Accrued and other current liabilities	76,320	62,131
Operating lease liabilities	9,509	10,731
Finance lease liabilities	1,819	1,767
Deferred revenue	65,286	68,187
Convertible senior notes	432,364	—
Total current liabilities	614,703	167,215
Convertible senior notes — less current portion	730,012	742,125
Operating lease liabilities — less current portion	32,177	36,378
Finance lease liabilities — less current portion	1,949	2,877
Other long-term liabilities	5,661	7,888
Total liabilities	1,384,502	956,483
Stockholders’ equity:
Common stock	75	73
Additional paid-in capital	951,048	942,280
Accumulated other comprehensive (loss) income	(502)	582
Accumulated deficit	(424,743)	(404,850)
Total stockholders’ equity	525,878	538,085
Total liabilities and stockholders’ equity	$1,910,380	$1,494,568

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$252,086	$222,882	$499,096	$441,321
Cost of revenue	118,414	104,361	232,944	209,117
Gross profit	133,672	118,521	266,152	232,204
Operating expenses:
Research and development	40,717	39,210	82,235	77,318
Sales and marketing	78,332	74,077	159,441	150,391
General and administrative	33,988	30,477	64,536	58,735
Total operating expenses	153,037	143,764	306,212	286,444
Loss from operations	(19,365)	(25,243)	(40,060)	(54,240)
Other income (expense), net:
Interest expense	(3,906)	(1,866)	(6,473)	(3,711)
Gain on early extinguishment of debt	—	—	6,615	—
Interest income and other	13,800	6,123	24,359	10,244
Total other income (expense), net	9,894	4,257	24,501	6,533
Loss before income taxes	(9,471)	(20,986)	(15,559)	(47,707)
Provision for income taxes	3,345	753	4,334	1,280
Net loss	$(12,816)	$(21,739)	$(19,893)	$(48,987)
Net loss per share:
Basic and diluted	$(0.17)	$(0.30)	$(0.27)	$(0.69)
Shares used in computing net loss per share:
Basic and diluted	74,203	71,627	73,845	71,444

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(19,893)	$(48,987)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,121	23,071
Amortization of operating lease right-of-use assets	6,312	5,838
Amortization of deferred contract acquisition costs	33,825	25,710
Accretion of discount on marketable investments	(11,217)	(4,315)
Provision for credit losses	677	528
Stock-based compensation	88,316	104,110
Amortization of discount and issuance costs on convertible senior notes	2,509	1,839
Gain on early extinguishment of debt	(6,615)	—
Deferred taxes	356	250
Other	(64)	622
Changes in operating assets and liabilities:
Accounts receivable	(7,635)	(1,494)
Prepaid expenses and other current assets	(7,137)	(8,764)
Deferred contract acquisition costs	(53,032)	(44,606)
Other assets	(1,868)	(5,344)
Accounts payable	3,931	2,316
Accrued and other current liabilities	3,934	4,453
Deferred revenue	(3,484)	(680)
Other liabilities	(1,805)	717
Net cash provided by operating activities	52,231	55,264
Cash flows from investing activities:
Purchases of marketable investments	(816,492)	(337,595)
Proceeds from sales of marketable investments	12,517	245
Proceeds from maturities of marketable investments	470,755	227,836
Purchases of property and equipment	(18,722)	(16,642)
Capitalization of software development costs	(8,260)	(3,565)
Cash paid to acquire Aceyus	99	—
Net cash used in investing activities	(360,103)	(129,721)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	728,843	—
Payments for capped call transactions associated with the 2029 convertible senior notes	(93,438)	—
Repurchase of a portion of 2025 convertible senior notes, net of costs	(304,485)	—
Repayment of outstanding 2023 convertible senior notes at maturity	—	(169)
Cash received from the settlement at maturity of the outstanding capped calls associated with the 2023 convertible senior notes	—	74,453
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	539	—
Proceeds from exercise of common stock options	397	6,981
Proceeds from sale of common stock under ESPP	9,522	9,444
Payment of finance lease liabilities	(966)	—
Net cash provided by financing activities	340,412	90,709
Net increase in cash, cash equivalents and restricted cash	32,540	16,252
Cash, cash equivalents and restricted cash:
Beginning of period	144,842	180,987
End of period	$177,382	$197,239

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP gross profit	$133,672	$118,521	$266,152	$232,204
GAAP gross margin	53.0%	53.2%	53.3%	52.6%
Non-GAAP adjustments:
Depreciation	7,773	6,424	14,738	12,485
Intangibles amortization	2,648	2,845	5,296	5,691
Stock-based compensation	7,789	9,888	15,392	19,221
Exit costs related to closure and relocation of Russian operations	—	51	—	75
Acquisition and related transaction costs and one-time integration costs	72	—	125	34
Lease amortization for finance leases	455	—	912	—
Adjusted gross profit	$152,409	$137,729	$302,615	$269,710
Adjusted gross margin	60.5%	61.8%	60.6%	61.1%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP net loss	$(12,816)	$(21,739)	$(19,893)	$(48,987)
Non-GAAP adjustments:
Depreciation and amortization	12,938	11,724	25,121	23,071
Stock-based compensation	43,632	53,367	88,316	104,110
Interest expense	3,906	1,866	6,473	3,711
Gain on early extinguishment of debt	—	—	(6,615)	—
Interest income and other	(13,800)	(6,123)	(24,359)	(10,244)
Exit costs related to closure and relocation of Russian operations (1)	32	815	57	1,411
Acquisition and related transaction costs and one-time integration costs	4,089	877	5,020	2,332
Lease amortization for finance leases	455	—	912	—
Provision for income taxes	3,345	753	4,334	1,280
Adjusted EBITDA	$41,781	$41,540	$79,366	$76,684
Adjusted EBITDA as % of revenue	16.6%	18.6%	15.9%	17.4%
(1) Exit costs related to the closure and relocation of our Russian operations was $(0.1) million and $0.0 million during the three and six months ended June 30, 2024. The $0.0 million and $0.1 million adjustments presented above were net of $(0.1) million and $(0.1) million included in “Interest income and other.” Exit costs related to the closure and relocation of our Russian operations was $1.1 million and $1.8 million during the three and six months ended June 30, 2023. The $0.8 million and $1.4 million adjustments presented above were net of $0.3 million and $0.4 million included in “Interest income and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Loss from operations	$(19,365)	$(25,243)	$(40,060)	$(54,240)
Non-GAAP adjustments:
Stock-based compensation	43,632	53,367	88,316	104,110
Intangibles amortization	2,648	2,845	5,296	5,691
Exit costs related to closure and relocation of Russian operations	32	815	57	1,411
Acquisition and related transaction costs and one-time integration costs	4,089	877	5,020	2,332
Non-GAAP operating income	$31,036	$32,661	$58,629	$59,304

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

GAAP net loss	$(12,816)	$(21,739)	$(19,893)	$(48,987)
Non-GAAP adjustments:
Stock-based compensation	43,632	53,367	88,316	104,110
Intangibles amortization	2,648	2,845	5,296	5,691
Amortization of discount and issuance costs on convertible senior notes	1,435	931	2,509	1,839
Gain on early extinguishment of debt	—	—	(6,615)	—
Exit costs related to closure and relocation of Russian operations	(114)	1,110	(20)	1,851
Acquisition and related transaction costs and one-time integration costs	4,089	877	5,020	2,332
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$38,874	$37,391	$74,613	$66,836
GAAP net loss per share:
Basic and diluted	$(0.17)	$(0.30)	$(0.27)	$(0.69)
Non-GAAP net income per share:
Basic	$0.52	$0.52	$1.01	$0.94
Diluted	$0.52	$0.52	$1.00	$0.92
Shares used in computing GAAP net loss per share:
Basic and diluted	74,203	71,627	73,845	71,444
Shares used in computing non-GAAP net income per share:
Basic	74,203	71,627	73,845	71,444
Diluted	74,647	72,600	74,415	72,474

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to available tax loss and credit attributes.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024			June 30, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,789	$7,773	$2,648	$9,888	$6,424	$2,845
Research and development	9,827	741	—	13,013	868	—
Sales and marketing	13,824	26	—	17,391	1	—
General and administrative	12,192	1,750	—	13,075	1,586	—
Total	$43,632	$10,290	$2,648	$53,367	$8,879	$2,845

	Six Months Ended
	June 30, 2024			June 30, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$15,392	$14,738	$5,296	$19,221	$12,485	$5,691
Research and development	20,757	1,631	—	25,395	1,740	—
Sales and marketing	27,844	53	—	34,436	2	—
General and administrative	24,323	3,403	—	25,058	3,153	—
Total	$88,316	$19,825	$5,296	$104,110	$17,380	$5,691

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	September 30, 2024		December 31, 2024
	Low	High	Low	High

GAAP net loss	$(4,608)	$(1,098)	$(21,511)	$(14,503)
Non-GAAP adjustments:
Stock-based compensation(2)	42,053	40,053	173,848	169,848
Intangibles amortization	2,643	2,643	10,580	10,580
Amortization of discount and issuance costs on convertible senior notes	1,480	1,480	5,397	5,397
Exit costs related to closure and relocation of Russian operations	—	—	94	94
Acquisition and related transaction costs and one-time integration costs(3)	1,467	1,467	7,680	7,680
Gain on early extinguishment of debt	—	—	(6,615)	(6,615)
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$43,035	$44,545	$169,473	$172,481
GAAP net loss per share, basic and diluted	$(0.06)	$(0.01)	$(0.29)	$(0.19)
Non-GAAP net income per share:
Basic	$0.57	$0.59	$2.27	$2.32
Diluted	$0.57	$0.59	$2.25	$2.29
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	74,900	74,900	74,500	74,500
Diluted	75,500	75,500	75,200	75,200

(1)Represents guidance discussed on August 8, 2024. Reader shall not construe presentation of this information after August 8, 2024 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to available tax loss and credit attributes.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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